Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 14, 2022, relating to the consolidated financial statements of PARTS iD, Inc., appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

Princeton, NJ

September 16, 2022